Exhibit 99.1

Veritiv Announces Record Third

Quarter 2021 Net Income, Adjusted EBITDA

and Adjusted EBITDA Margin;

Raises Guidance

Reports Net Sales of $1.8 Billion,

Net Income of $40.0 Million,

Basic and Diluted Earnings per Share of $2.69 and $2.54, respectively,

Adjusted EBITDA of $93.7 Million,

Adjusted EBITDA Margin1 of 5.3% and

Net Leverage Ratio of 1.5x

ATLANTA (November 3, 2021) – Veritiv Corporation (NYSE: VRTV), a full-service provider of business-to-business distribution solutions, today announced financial results for the third quarter ended September 30, 2021.

“Double-digit Packaging sales growth contributed to our best earnings and Adjusted EBITDA margin performance of any quarter in company history,” said Sal Abbate, Chief Executive Officer. “The third quarter of 2021 marks the tenth consecutive quarter of year-over-year improvement in our Packaging segment Adjusted EBITDA margin performance. Demand and disciplined pass-through of supplier-driven inflationary price increases led to sales growth across most of our segments. The ongoing benefits of our 2020 Restructuring Plan, as well as commercial and supply chain productivity, drove significant financial improvement throughout the business resulting in net income nearly doubling in the third quarter compared to prior year.”

For the three months ended September 30, 2021, compared to the three months ended September 30, 2020:

•	Net sales were $1.8 billion, an increase of 11.1% from the prior year.

•	Net income was $40.0 million, compared to $21.1 million in the prior year. Net restructuring charges were $2.5 million, compared to $7.9 million in the prior year.

•	Basic and diluted earnings per share were $2.69 and $2.54, respectively, compared to $1.33 and $1.30, respectively in the prior year.

•	Adjusted EBITDA was $93.7 million, an increase of 87.8% from the prior year.

•	Adjusted EBITDA as a percentage of net sales was a record 5.3%, an increase of 220 basis points from the prior year.

For the nine months ended September 30, 2021, compared to the nine months ended September 30, 2020:

•	Net sales were $5.0 billion, an increase of 6.0% from the prior year.

•	Net income was $87.7 million, compared to $2.2 million in the prior year. Net restructuring charges were $12.0 million, compared to $40.4 million in the prior year.

•	Basic and diluted earnings per share were $5.68 and $5.40, respectively, compared to $0.14 for both basic and diluted earnings per share in the prior year.

•	Adjusted EBITDA was $226.7 million, an increase of 80.1% from the prior year.

•	Adjusted EBITDA as a percentage of net sales was 4.5%, an increase of 180 basis points from the prior year.

For the three months ended September 30, 2021, net cash provided by operating activities was $41.5 million and free cash flow was $36.5 million. For the nine months ended September 30, 2021, net cash provided by operating activities was $91.6 million and free cash flow was $77.5 million.

“Our record earnings performance and corresponding free cash flow drove our net leverage ratio to 1.5x, a record low. This improvement in our leverage ratio includes the impact of the completion of our $100 million share repurchase program during the third quarter," said Steve Smith, Chief Financial Officer. "We repurchased 1.7 million shares over the course of our share repurchase program, which reflects an 11% reduction in shares outstanding, at an average price of $58 per share."

2021 Revised Guidance

Given the strong financial performance so far this year, the Company is increasing guidance for full year 2021. Diluted earnings per share and net income for full year 2021 are expected to be in the range of $8.00 to $9.00 and $130 to $145 million, respectively. Adjusted EBITDA is estimated to be in the range of $315 to $330 million. Capital expenditures are now estimated to be approximately $25 million and free cash flow for 2021 is expected to be at least $120 million.

1Adjusted EBITDA Margin is defined as Adjusted EBITDA as a percentage of net sales.

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Veritiv Corporation will host a conference call and webcast today, November 3, 2021, at 9 a.m. (ET) to discuss its third quarter financial results and full year 2021 guidance. To participate, callers within the United States (U.S.) and Canada can dial (833) 968-2031, and international callers can dial (236) 714-2130, both using conference ID number 4715619. Interested parties can also listen online at ir.veritivcorp.com. A replay of the call and webcast will be available online for a limited period of time at ir.veritivcorp.com shortly after the webcast is completed.

Important information regarding U.S. generally accepted accounting principles ("U.S. GAAP") and related reconciliations of non-GAAP financial measures to the most comparable U.S. GAAP measures can be found in the schedules to this press release, which should be thoroughly reviewed.

About Veritiv

Veritiv Corporation (NYSE: VRTV), headquartered in Atlanta and a Fortune 500® company, is a full-service provider of packaging, JanSan and hygiene products, services and solutions. Additionally, Veritiv provides print and publishing products, and logistics and supply chain management solutions. Serving customers in a wide range of industries both in North America and globally, Veritiv has distribution centers throughout the U.S., Canada and Mexico, and team members around the world helping shape the success of its customers. For more information about Veritiv and its business segments visit www.veritivcorp.com.

Safe Harbor Provision

Certain statements contained in this press release regarding Veritiv Corporation’s (the "Company") future operating results, performance, business plans, prospects, guidance, the 2020 Restructuring Plan and any other restructuring, statements related to the impact of COVID-19 and any other statements not constituting historical fact are "forward-looking statements" subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. Where possible, the words "believe," "expect," "anticipate," "continue," "intend," "should," "will," "would," "planned," "estimated," "potential," "goal," "outlook," "may," "predicts," "could," or the negative of such terms, or other comparable expressions, as they relate to the Company or its business, have been used to identify such forward-looking statements. All forward-looking statements reflect only the Company’s current beliefs and assumptions with respect to future operating results, performance, business plans, prospects, guidance and other matters, and are based on information currently available to the Company. Accordingly, the statements are subject to significant risks, uncertainties and contingencies, which could cause the Company’s actual operating results, performance, business plans, prospects or guidance to differ materially from those expressed in, or implied by, these statements.

Factors that could cause actual results to differ materially from current expectations include risks and other factors described under "Risk Factors" and elsewhere in our Annual Report on Form 10-K and elsewhere in the Company's publicly available reports filed with the Securities and Exchange Commission ("SEC"), which contain a discussion of various factors that may affect the Company's business or financial results. Such risks and other factors, which in some instances are beyond the Company's control, include: adverse impacts of the COVID-19 pandemic; the industry-wide decline in demand for paper and related products; increased competition from existing and non-traditional sources; procurement and other risks in obtaining packaging, facility products and paper from our suppliers for resale to our customers; changes in prices for raw materials; changes in trade policies and regulations; increases in the cost of fuel and third-party freight and the availability of third-party freight providers; the loss of any of our significant customers; uncertainties as to the structure, timing, benefits and costs of the 2020 Restructuring Plan or any future restructuring plan that the Company may undertake; adverse developments in general business and economic conditions that could impair our ability to use net operating loss carryforwards and other deferred tax assets; our ability to adequately protect our material intellectual property and other proprietary rights, or to defend successfully against intellectual property infringement claims by third parties; our ability to attract, train and retain highly qualified employees; our pension and health care costs and participation in multi-employer pension, health and welfare plans; the effects of work stoppages, union negotiations and labor disputes; our ability to generate sufficient cash to service our debt; increasing interest rates; our ability to refinance or restructure our debt on reasonable terms and conditions as might be necessary from time to time; our ability to comply with the covenants contained in our debt agreements; costs to comply with laws, rules and regulations, including environmental, health and safety laws, and to satisfy any liability or obligation imposed under such laws; changes in tax laws; adverse results from litigation, governmental investigations or audits, or tax-related proceedings or audits; regulatory changes and judicial rulings impacting our business; the impact of adverse developments in general business and economic conditions as well as conditions in the global capital and credit markets on demand for our products and services, our business including our international operations, and our customers; foreign currency fluctuations; inclement weather, widespread outbreak of an illness, anti-terrorism measures and other disruptions to our supply chain, distribution system and operations; our dependence on a variety of information technology and telecommunications systems and the Internet; our reliance on third-party vendors for various services; cybersecurity risks; and other events of which we are presently unaware or that we currently deem immaterial that may result in unexpected adverse operating results.

The Company is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet service providers. This press release is being furnished to the SEC through a Form 8-K. The Company’s Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2021 to be filed with the SEC may contain updates to the information included in this release.

Financial Statements

VERITIV CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except per share data, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net sales	$1,767.8	$1,591.2	$4,985.7	$4,703.3
Cost of products sold (exclusive of depreciation and amortization shown separately below)	1,402.1	1,262.4	3,959.2	3,728.8
Distribution expenses	103.4	100.6	308.9	323.9
Selling and administrative expenses	189.7	177.4	533.9	545.4
Depreciation and amortization	13.3	15.0	42.1	43.1
Restructuring charges, net	2.5	7.9	12.0	40.4
Operating income (loss)	56.8	27.9	129.6	21.7
Interest expense, net	3.8	5.5	13.4	19.7
Other (income) expense, net	(1.1)	1.4	(3.8)	0.0
Income (loss) before income taxes	54.1	21.0	120.0	2.0
Income tax expense (benefit)	14.1	(0.1)	32.3	(0.2)
Net income (loss)	$40.0	$21.1	$87.7	$2.2

Earnings (loss) per share:
Basic	$2.69	$1.33	$5.68	$0.14
Diluted	$2.54	$1.30	$5.40	$0.14

Weighted-average shares outstanding:
Basic	14.86	15.89	15.44	15.99
Diluted	15.76	16.21	16.24	16.18

VERITIV CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(dollars in millions, except par value, unaudited)

	September 30, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$43.4	$120.6
Accounts receivable, less allowances of $37.8 and $41.6, respectively	958.2	849.5
Inventories	482.7	465.4
Other current assets	128.2	119.5
Total current assets	1,612.5	1,555.0
Property and equipment (net of accumulated depreciation and amortization of $323.6 and $375.9, respectively)	164.9	194.7
Goodwill	99.6	99.6
Other intangibles, net	43.9	47.4
Deferred income tax assets	60.3	60.0
Other non-current assets	371.8	378.3
Total assets	$2,353.0	$2,335.0
Liabilities and shareholders' equity
Current liabilities:
Accounts payable	$564.7	$471.9
Accrued payroll and benefits	90.8	80.6
Other accrued liabilities	172.9	182.2
Current portion of debt	15.5	14.7
Total current liabilities	843.9	749.4
Long-term debt, net of current portion	533.6	589.1
Defined benefit pension obligations	15.7	18.2
Other non-current liabilities	392.8	395.2
Total liabilities	1,786.0	1,751.9
Commitments and contingencies
Shareholders' equity:
Preferred stock, $0.01 par value, 10.0 million shares authorized, none issued	—	—
Common stock, $0.01 par value, 100.0 million shares authorized; shares issued - 17.0 million and 16.6 million, respectively; shares outstanding - 14.6 million and 15.9 million, respectively	0.2	0.2
Additional paid-in capital	632.2	634.9
Accumulated earnings (deficit)	86.3	(1.4)
Accumulated other comprehensive loss	(34.6)	(33.5)
Treasury stock at cost - 2.4 million shares in 2021 and 0.7 million shares in 2020	(117.1)	(17.1)
Total shareholders' equity	567.0	583.1
Total liabilities and shareholders' equity	$2,353.0	$2,335.0

VERITIV CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions, unaudited)

	Nine Months Ended September 30,
	2021	2020
Operating activities
Net income (loss)	$87.7	$2.2
Depreciation and amortization	42.1	43.1
Amortization and write-off of deferred financing fees	1.1	1.8
Net losses (gains) on disposition of assets and sale of a business	(9.1)	(8.1)
Provision for expected credit losses	4.6	11.2
Deferred income tax provision (benefit)	(0.3)	(0.6)
Stock-based compensation	5.7	14.9
Other non-cash items, net	1.3	8.4
Changes in operating assets and liabilities
Accounts receivable and related party receivable	(120.1)	58.1
Inventories	(20.4)	65.3
Other current assets	(5.8)	0.6
Accounts payable and related party payable	97.7	52.8
Accrued payroll and benefits	10.3	12.6
Other accrued liabilities	(11.6)	1.6
Other	8.4	16.8
Net cash provided by (used for) operating activities	91.6	280.7
Investing activities
Property and equipment additions	(14.1)	(19.8)
Proceeds from asset sales and sale of a business	15.8	12.0
Net cash provided by (used for) investing activities	1.7	(7.8)
Financing activities
Change in book overdrafts	(0.9)	(30.1)
Borrowings of long-term debt	4,353.6	4,100.6
Repayments of long-term debt	(4,401.1)	(4,252.0)
Payments under right-of-use finance leases	(10.2)	(9.5)
Deferred financing fees	(3.3)	(3.4)
Purchase of treasury stock	(100.0)	(3.5)
Payments under Tax Receivable Agreement	—	(0.3)
Other	(8.2)	(0.3)
Net cash provided by (used for) financing activities	(170.1)	(198.5)
Effect of exchange rate changes on cash	(0.4)	0.1
Net change in cash and cash equivalents	(77.2)	74.5
Cash and cash equivalents at beginning of period	120.6	38.0
Cash and cash equivalents at end of period	$43.4	$112.5
Supplemental cash flow information
Cash paid for income taxes, net of refunds	$37.2	$2.8
Cash paid for interest	11.9	17.2
Non-cash investing and financing activities
Non-cash additions to property and equipment for right-of-use finance leases	$1.9	$13.4
Non-cash additions to other non-current assets for right-of-use operating leases	59.3	18.3

Non-GAAP Measures

We supplement our financial information prepared in accordance with U.S. GAAP with certain non-GAAP measures including Adjusted EBITDA (earnings before interest, income taxes, depreciation and amortization, restructuring charges, net, integration and acquisition expenses and other similar charges including any severance costs, costs associated with warehouse and office openings or closings, consolidation, and relocation and other business optimization expenses, stock-based compensation expense, changes in the LIFO reserve, non-restructuring asset impairment charges, non-restructuring severance charges, non-restructuring pension charges, net, fair value adjustments related to contingent liabilities assumed in mergers and acquisitions and certain other adjustments), free cash flow and other non-GAAP measures such as the Net Debt to Adjusted EBITDA ratio. We believe investors commonly use Adjusted EBITDA, free cash flow and these other non-GAAP measures as key financial metrics for valuing companies. In addition, the credit agreement governing our Asset-Based Lending Facility (the "ABL Facility") permits us to exclude the foregoing and other charges in calculating "Consolidated EBITDA", as defined in the ABL Facility.

Adjusted EBITDA, free cash flow and these other non-GAAP measures are not alternative measures of financial performance or liquidity under U.S. GAAP. Non-GAAP measures do not have definitions under U.S. GAAP and may be defined differently by, and not be comparable to, similarly titled measures used by other companies. As a result, we consider and evaluate non-GAAP measures in connection with a review of the most directly comparable measure calculated in accordance with U.S. GAAP. We caution investors not to place undue reliance on such non-GAAP measures and to consider them with the most directly comparable U.S. GAAP measures. Adjusted EBITDA, free cash flow and these other non-GAAP measures have limitations as analytical tools and should not be considered in isolation or as a substitute for analyzing our results as reported under U.S. GAAP. Please see the following tables for reconciliations of non-GAAP measures to the most comparable U.S. GAAP measures.

Table I

VERITIV CORPORATION

RECONCILIATION OF NON-GAAP MEASURES

NET INCOME (LOSS) TO ADJUSTED EBITDA; ADJUSTED EBITDA MARGIN

(in millions, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net income (loss)	$40.0	$21.1	$87.7	$2.2
Interest expense, net	3.8	5.5	13.4	19.7
Income tax expense (benefit)	14.1	(0.1)	32.3	(0.2)
Depreciation and amortization	13.3	15.0	42.1	43.1
EBITDA	71.2	41.5	175.5	64.8
Restructuring charges, net	2.5	7.9	12.0	40.4
Facility closure charges, including (gain) loss from asset disposition	0.2	(7.4)	(1.0)	(5.4)
Stock-based compensation	1.0	4.8	5.7	14.9
LIFO reserve (decrease) increase	15.1	(0.4)	31.2	(4.6)
Non-restructuring severance charges	3.6	0.8	5.5	3.2
Non-restructuring pension charges, net	—	—	—	7.2
Fair value adjustment on Tax Receivable Agreement contingent liability	—	2.0	—	1.0
Fair value adjustment on contingent consideration liability	—	—	—	1.0
Other	0.1	0.7	(2.2)	3.4
Adjusted EBITDA	$93.7	$49.9	$226.7	$125.9

Net sales	$1,767.8	$1,591.2	$4,985.7	$4,703.3
Adjusted EBITDA as a % of net sales	5.3%	3.1%	4.5%	2.7%

Table I.a.

VERITIV CORPORATION

RECONCILIATION OF NON-GAAP MEASURES

NET INCOME (LOSS) TO ADJUSTED EBITDA GUIDANCE

(in millions, unaudited)

	Forecast for Year Ending December 31, 2021
	Low	High
Net income (loss)	$130	$145
Interest expense, net	20	20
Income tax expense (benefit)	50	55
Depreciation and amortization	55	55
Other reconciling items	60	55
Adjusted EBITDA	$315	$330

Table II

VERITIV CORPORATION

RECONCILIATION OF NON-GAAP MEASURES

FREE CASH FLOW

(in millions, unaudited)

	Three Months Ended September 30, 2021	Nine Months Ended September 30, 2021
Net cash provided by (used for) operating activities	$41.5	$91.6
Less: Capital expenditures	(5.0)	(14.1)
Free cash flow	$36.5	$77.5

Table II.a

VERITIV CORPORATION

RECONCILIATION OF NON-GAAP MEASURES

FREE CASH FLOW GUIDANCE

(in millions, unaudited)

Forecast for Year Ending December 31, 2021
Net cash provided by (used for) operating activities	at least $145
Less: Capital expenditures	(25)
Free cash flow	at least $120

Table III

VERITIV CORPORATION

RECONCILIATION OF NON-GAAP MEASURES

NET DEBT TO ADJUSTED EBITDA

(in millions, unaudited)

	September 30, 2021
Amount drawn on ABL Facility	$473.4
Less: Cash and cash equivalents	(43.4)
Net debt	$430.0

Last Twelve Months Adjusted EBITDA	$288.4

Net debt to Adjusted EBITDA	1.5	x

Last Twelve Months
September 30, 2021
Net income (loss)	$119.7
Interest expense, net	18.8
Income tax expense (benefit)	41.3
Depreciation and amortization	56.7
EBITDA	236.5
Restructuring charges, net	23.8
Facility closure charges, including (gain) loss from asset disposition	0.7
Stock-based compensation	8.5
LIFO reserve (decrease) increase	34.3
Non-restructuring severance charges	6.4
Fair value adjustment on Tax Receivable Agreement contingent liability	(20.1)
Escheat audit contingent liability	(0.2)
Other	(1.5)
Adjusted EBITDA	$288.4

Veritiv Contacts:

Investors: Scott Palfreeman, 844-845-2136          Media: Kristie Madara, 770-391-8471